UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

AFFYMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 95014
(Address of principal executive offices and zip code)

(650) 812 -8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 23, 2014, Affymax, Inc. (“Affymax”) commenced a special meeting of stockholders to approve a plan of liquidation and dissolution, and a related proposal, as described in the proxy statement for the meeting (the “Special Meeting”). The Special Meeting was adjourned due to lack of quorum, with approximately 33.68% of the shares eligible to vote at the Special Meeting present in person or by proxy.

On September 19, 2014, the California Superior Court for the County of Santa Clara granted final approval of the settlement of the consolidated derivative action against certain current and former directors and officers of Affymax, and against Affymax as a nominal defendant, at a scheduled hearing previously announced. The Court had granted preliminary approval of the settlement on July 11, 2014, as previously announced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: September 24, 2014	By:	/s/ J. Weston Rose
J. Weston Rose President